UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2012

Gladstone Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbrach Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.02 Termination of a Material Definitive Agreement.

On October 11, 2012, Gladstone Capital Corporation (the "Company") terminated the Equity Distribution Agreement (the "Agreement") by and between the Company, Gladstone Management Corporation, and BB&T Capital Markets, a division of Scott & Stringfellow, LLC (the "Agent"), dated May 17, 2010. Gladstone Management Corporation is the external manager and an affiliate of the Company. By its terms, the Agreement was terminable by the Company at its sole discretion.

The Agreement had allowed the Company, from time to time, to issue and sell through the Agent, as sales agent, up to 2,000,000 shares (the "Shares") of the Company’s common stock, par value $0.001 per share, based upon instructions from the Company. The Company never sold any Shares through the Agent pursuant to the Agreement and therefore decided to terminate the Agreement.

Item 8.01 Other Events.

On October 11, 2012, the Company issued a press release announcing revisions to the Company’s investment objectives and strategies, effective on or about January 1, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation

October 11, 2012	By:	/s/ David Watson

Name: David Watson
Title: Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Gladstone Capital Corporation, dated October 11, 2012.